                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 3, 1998


                 Transderm Laboratories Corporation
     (Exact name of registrant as specified in its charter)


                         Delaware
         (State or other jurisdiction of incorporation)


      0-27642                               13-3518345
(Commission File Number)         (IRS Employer Identification No.)


1212 Avenue of the Americas, New York, NY          10036
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (212) 398-0700

Item 4.   Changes in Registrant's Certifying Accountant


(a) On November 3, 1998, the Registrant was informed by its independent auditors, PricewaterhouseCoopers LLP ("PwC"), of PwC's resignation, effective as of that date. Prior to receipt of PwC's resignation, the Registrant had begun the process of considering firms for engagement as independent auditors upon expiration of PwC's engagement prior to the end of the 1998 fiscal year. On November 9, 1998, the Registrant's Board of Directors approved the recommendation of the Registrant's Audit Committee to appoint the accounting firm of Richard A. Eisner & Company, LLP, as independent accountants for the Registrant for the year ending December 31, 1998.

(b) During the two most recent fiscal years and the subsequent interim period preceding the resignation of PwC, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference in connection with their report to the subject matter of the disagreement or any reportable events.

(c) PwC's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of PwC's letter to the SEC, dated November 10, 1998, is filed as Exhibit 16.1 to the Form 8-K.

Item 7.  Financial Statements and Exhibits


(a)  Financial Statements

     None

(b)  Pro Forma Financial Information

     None

(c)  Exhibits

     16.1  Letter re Change in Certifying Accountant





                            SIGNATURE



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TRANSDERM LABORATORIES CORPORATION



Date:  November 10, 1998       By: /s/ Robert D. Speiser
                                    Robert D. Speiser
                                    President